As filed with the Securities and Exchange Commission on Dec. 12th, 2000

                                                     Commission File No.0-18049

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                 E*twoMEDIA.com
                  (formerly known as Nerox Energy Corporation)

                 (Exact name of registrant specified in Charter)

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        Nevada                                      91-1317131

(State of Incorporation)                (IRS Employer Identification No.)

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                                 E*twoMEDIA.com
                                67 Brompton Road
                                 London, SW3 1DB

               (Address of Principal Executive Offices) (Zip Code)

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                       E*twoMEDIA.com Stock Incentive Plan
                            (Full Title of the Plan)

                                Daniels Jefferies
                                    President
                                 E*twoMEDIA.com
                                67 Brompton Road
                                 London, SW3 1DB
                                  207-225-3300

                            Laughlin Associates, Inc
                            2533 North Carson Street
                            Carson City, Nevada 89700
                                  800-648-0966
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         Calculation of Registration Fee

================================================== =================== ================ =================== ================
      Title of securities to be registered            Amount to be        Proposed       Proposed maximum      Amount of
                                                     registered (1)        maximum          aggregate        registration
                                                                       offering price     offering price          fee
                                                                          per share
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------
Stock Incentive Plan                                5,000,000 shares         $.01             $50,000            $13.20
Common Stock, par value $.001 per share

-------------------------------------------------- ------------------- ---------------- ------------------- ----------------

Total Registration Fees                                                                                          $13.20
-------------------------------------------------- ------------------- ---------------- ------------------- ----------------

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

(1) For purposes of this computation, the Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to 5,000,000 shares of common stock authorized for issuance pursuant to the Stock Incentive Plan, solely for the purpose of calculating the registration fee.



                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on November 14, 2000

         (b) The Registrant's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on
May 24th, 2000

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

The description of the common stock of the Registrant contained in the Registrant's registration statement on Form 8-A, as filed August 1st, 2000 is superceded by the following description and is further qualified in its entirety by this reference to the Amended and Restated Certificate of Incorporation of the Registrant which is attached hereto. The Registrant has 750,000,000 shares of common stock, par value $.001 per share, authorized pursuant to its Amended and Restated Certificate of Incorporation. Common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. Common stock does not have cumulative voting rights or other preemptive or subscription rights, and is not redeemable by the Registrant. Holders of shares of common stock are entitled to any dividends as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up of the Registrant, after required payments to creditors, the assets of the Registrant will be divided pro rata on a per share basis among the holders of the common stock. The Board of Directors has the authority, without further action by the stockholders, to issue up to 200,000 shares of preferred stock, no par value, in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. No shares of preferred stock are currently outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of the Registrant without any further action by the stockholders. The Registrant has no present plans to issue any shares of preferred stock

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Registrant or is or was serving at the request of the Registrant as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liabilities, charges and losses (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection


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

with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Nevada General Corporation Law for officers and directors.

         The Nevada General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

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

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
                  Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [Signatures on Following Page]













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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on December 8th, 2000.

                                                     .

                                              By:      /s/ Daniel Jeferies
                                                       ----------------------
                                              Name:    Daniel Jefferies
                                              Title:   President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                    Title                              Date

 /s/ Daniel Jefferies      President, Treasuer and Director      Dec. 08th, 2000
----------------------     (Principal Executive and Principal
 Daniel Jefferies          Financial Officer)

 /s/ Daniel Jefferies      Director                              Dec, 08th, 2000
----------------------
 Daniel Jefferies
















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


                                  EXHIBIT INDEX

3.1         By-laws

5.1         Opinion of Marc Palazzo, Esq.

10.1        E*twoMEDIA.com Stock Incentive Plan.

23.1        Consent of Nelson, Mayoka & Co., P.C.

23.2        Consent of Marc Palazzo  (contained in Exhibit 5.1).






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